Exhibit 1(a)

PRICING AGREEMENT

May 19, 2006

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

Lehman Brothers International (Europe)

25 Bank Street

London E14 5LE

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 19, 2006, (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty in Section 2 of the Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Prospectus or the Prospectus to the fullest extent applicable and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the

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Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

[Signature pages to follow]

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If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

WAL-MART STORES, INC.

By:	/s/ Steven R. Zielske
	Name:	Steven R. Zielske
	Title:	Vice President of Finance

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Accepted as of the date hereof:

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Bukunola Sofola
	Name:	Bukunola Sofola
	Title:	Authorized Signatory

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By:	/s/ Sarah McMorrow
	Name:	Sarah McMorrow
	Title:	Director

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SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Goldman Sachs International	¥25,000,000,000
Lehman Brothers International (Europe)	25,000,000,000

TOTAL	¥50,000,000,000

Schedule I - Page 1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

1.78% Notes Due 2011 (the “Designated Securities”).

AGGREGATE PRINCIPAL AMOUNT:

¥50,000,000,000 of the Designated Securities.

PRICE TO PUBLIC:

100.0% of the principal amount of the Designated Securities.

PURCHASE PRICE TO UNDERWRITERS:

99.65% of the principal amount of the Designated Securities, plus accrued interest, if any, from May 26, 2006; and the selling concession shall be 0.25% and the reallowance concession shall be 0.10%, in each case of the principal amount of the Designated Securities.

INDENTURE:

Indenture dated as of July 19, 2005, between the Company and J.P. Morgan Trust Company, National Association, as Trustee.

MATURITY:

May 26, 2011.

INTEREST RATE:

1.78% from and including May 26, 2006.

INTEREST PAYMENT DATES:

May 26 and November 26 of each year, beginning on November 26, 2006.

INTEREST PAYMENT RECORD DATES:

May 15 and November 15 of each year.

Schedule II - Page 1

REDEMPTION PROVISIONS:

No mandatory redemption provisions.

The Company may, at its option, redeem the Designated Securities upon the occurrence of certain events relating to U.S. taxation as described under the caption “Description of the Notes–Redemption upon Tax Event” in the Prospectus dated December 21, 2005 and under the caption “Description of the Notes” in the Prospectus Supplement dated the date hereof relating to the Designated Securities (the “Prospectus Supplement” and, together with the Prospectus dated December 21, 2005, the “Prospectus”).

SINKING FUND PROVISIONS:

None.

OTHER PROVISIONS:

As to be set forth in the Prospectus.

TIME OF DELIVERY:

9:30 a.m. (New York City time), May 26, 2006.

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

Lehman Brothers International (Europe)

25 Bank Street

London E14 5LE

Schedule II - Page 2

ADDRESSES FOR NOTICES:

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

Attention: Syndicate Desk

Fax: +44 20 7774 2330

Lehman Brothers International (Europe)

25 Bank Street

London E14 5LE

Fax: +44 20 7067 9474

Attention: Fixed Income, New Issues Syndicate

APPLICABLE TIME

(For purposes of Sections 2(d) and 8(c) of the Underwriting Agreement):

11:00 a.m., May 19, 2006 (Tokyo time)

LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

Final Term Sheet, dated May 19, 2006, substantially in the form of Annex I hereto.

OTHER MATTERS:

(A)	Each Underwriter hereby represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

(B)

Each Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, any Designated Securities by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Designated Securities may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other

Schedule II - Page 3

than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

(C)	Each Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, the Designated Securities, made and will not make the Designated Securities the subject of an invitation for subscription or purchase, nor will it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(D)	The Designated Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “SEL”) and each Underwriter and each of its affiliates hereby represents and agrees that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Designated Securities in or to, or for the benefit of, residents of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan, except pursuant to an exemption from the registration requirements of the SEL available thereunder and otherwise in compliance with the SEL and the other relevant laws, regulations and guidelines of Japan.

(E)	Each Underwriter hereby represents, warrants and agrees that: (a) it has not offered or sold and will not offer or sell any Designated Securities other than pursuant to a “prospectus” approved and filed with Irish Financial Services Regulatory Authority (or any delegated Competent Authority (as defined in the Prospectus Regulations )) pursuant to the Prospectus Regulations and Irish Prospectus law (as such term is defined in the Irish Investment Funds, Companies and Miscellaneous Provisions Act, 2005); and (b) to the extent applicable it has complied with and will comply with all applicable provisions of the Irish Companies Acts 1963 to 2005 (as amended), the Market Abuse (Directive 2003/6/EC) Regulations 2005 and the Investment Intermediaries Act, 1995 (as amended) including, without limitation, Sections 9 and 50 and will conduct itself in accordance with any Codes of Conduct drawn up pursuant to Section 37 thereof or, in the case of a credit institution exercising its rights under the Banking Consolidation Directive (2000/12/EC of March 20, 2000), in conformity with the codes of conduct or practice made under Section 117(1) of the Central Bank Act 1989, of Ireland, as amended, with respect to anything done by it in relation to the Designated Securities.

(F)	Each Underwriter hereby represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Designated Securities directly

Schedule II - Page 4

or indirectly or distribute the Prospectus or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth in the Underwriting Agreement and this Pricing Agreement.

(G)	The Underwriters hereby represent and agree that they have offered or sold the Designated Securities to not more than forty-nine (49) investors in Japan, each of which is an institutional investor or other sophisticated investor who is particularly knowledgeable in investment matters, and to a small number of investors outside Japan, each of which is an institutional investor or other sophisticated investor who is particularly knowledgeable in investment matters, and also represent that these investors will purchase a minimum of ¥50,000,000 in principal amount of Designated Securities, with the substantial majority of these investors purchasing Designated Securities in significantly greater amounts.

(H)	The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

(1)	the names of the Underwriters on the front and back cover pages of the Prospectus Supplement;

(2)	the two paragraphs of text under the caption “Stabilization” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters;

(3)	the second paragraph of text under “Risk Factors – Market Risks” in the Prospectus Supplement relating to market-making activity by the Underwriters;

(4)	the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning certain terms of the offering by the Underwriters;

(5)	the fourth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters; and

(6)	the third sentence of the fifteenth paragraph of text under the caption “Underwriting” in the Prospectus Supplement relating to market-making activity by the Underwriters.

Schedule II - Page 5

ANNEX I

FINAL TERM SHEET

Dated May 19, 2006

WAL-MART STORES, INC.

¥50,000,000,000 1.78% NOTES DUE 2011

Name of Issuer:	Wal-Mart Stores, Inc.

Title of Securities:	1.78% Notes Due 2011

Aggregate Principal Amount:	¥50,000,000,000

Currency of Payments:	Japanese yen

Issue Price (Price to Public):	100.0% of principal amount

Maturity:	May 26, 2011

Coupon (Interest Rate):	1.78%

Benchmark Swap Rate:	5-Year Yen Swap Rate

Spread to Benchmark Swap Rate:	15 basis points (0.15%)

Benchmark Swap Rate Yield:	1.63%

Bond Yield to Maturity:	1.78%

Interest Payment Dates:	May 26 and November 26 of each year, beginning on November 26, 2006

Interest Payment Record Dates:	May 15 and November 15 of each year.

Day Count Convention:	Actual/365 days.

Business Day/Business Day Convention:	Tokyo, New York City and London / Following, unadjusted

Redemption Provisions:	No mandatory redemption provisions.

Wal-Mart may, at its option, redeem the Notes upon the occurrence of certain events relating to U.S. taxation.

Sinking Fund Provisions:	None

Annex I - Page 1

Legal Format:	SEC Registered

Proceeds to Wal-Mart:	¥49,825,000,000

Settlement Date:	T +5 days; May 26, 2006

Booking-Running Managers:	Goldman Sachs International

Lehman Brothers International (Europe)

Selling Restrictions:	UK, Hong Kong, Singapore, Japan, Ireland

ISIN:	XS0255425174

Common Code:	025542517

Listing:	Irish Stock Exchange

Ratings for Wal-Mart’s Long-term Debt Securities: S&P, AA; Moody’s, Aa2; Fitch, AA; and Dominion, AA. Wal-Mart has applied for specific ratings for the Notes and expects that the ratings for the Notes will be the same as for Wal-Mart’s other long-term debt securities.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The offer and sale of the Securities to which this final term sheet relates have been registered by Wal-Mart Stores, Inc. by means of a registration statement on Form S-3 (SEC File No. 333-130569).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

Annex I - Page 2